Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (this “Amendment”), effective as of the 5th day of January 2022, to the Employment Agreement, dated July 5, 2021 (the “Employment Agreement”), by and between Elys Game Technology, Corp. (the “Company”) and Mark Korb (“Employee”). Capitalized terms used herein without definition shall have the meanings assigned in the Employment Agreement.

WHEREAS Employee was initially retained under the Employment Agreement by the Company to serve as its Chief Financial Officer; and

WHEREAS the Company desires to amend the Employment Agreement to modify Employees duties during the Employment Period

NOW THEREFORE, for the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Employment Agreement as follows:

Amendment. Section 2.2, “Duties During Employment Period”, is hereby deleted in its entirety and replaced with the following:

1.	“Duties During Employment Period. Employee will be employed by the Company as a non-executive employee in a capacity other than as its Chief Financial Officer with the title “Head of Corporate Affairs” and will report directly to the Executive Chairman. In such capacity, the non-executive employee will be responsible for assisting the Executive Chairman in all corporate matters and other such related tasks as may be identified from time to time by the Company’s Chairman or Executive Chairman. Employee agrees that to the best of his ability and experience he shall at all times conscientiously perform all of the duties and obligations reasonably assigned to him under the terms of this Agreement.”

2.	Severability. The provisions of this Amendment are severable and if any part or it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3.	No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5.	Governing Law. This Amendment is made and shall be construed and performed under the laws of the State of Delaware without regard to its choice or conflict of law principles and the parties agree to Delaware as the exclusive venue for any disputes arising hereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Employment Agreement to be duly executed as of the day and year first above written.

Date: January 5, 2022	ELYS GAME TECHNOLOGY, CORP.

By: /s/ Michele Ciavarella
Name: Michele Ciavarella
Title: Executive Chairman

EMPLOYEE

/s/ Mark Korb
Name: Mark Korb